AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SACHEM CAPITAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

New York	81-3467779
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

698 Main Street Branford, Connecticut	06405
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.00% Notes due 2026	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.	☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.	☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.	☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-256940 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:	None.

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Item 1.	Description of Registrant's Securities to be Registered.

The class of securities to be registered hereby is the 6.00% Notes due 2026 (the “Notes”) of Sachem Capital Corp. (the “Company”). For a description of the Notes, reference is made to (i) the information under the heading “Description of Debt Securities” in the Company’s shelf registration statement on Form S-3 (Registration No. 333-256940), and declared effective by the Securities and Exchange Commission on June 17, 2021, and (ii) the information with respect to the Notes under the heading “Description of the Notes” included in the Prospectus Supplement, dated December 14, 2021, filed with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Securities Act of 1933, which information is incorporated herein by reference.

Item 2.	Exhibits

4.1	Indenture, dated as of June 21, 2019, between the Company and U.S. Bank Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on June 25, 2019).
4.2	Form of Fourth Supplemental Indenture between the Company and U.S. Bank National Association, as trustee.
4.3	Form of 6.00% Note due 2026 (attached as Exhibit A to Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:	December 16, 2021

Sachem Capital Corp.

By:	/s/ John L. Villano
John L. Villano, CPA
Chief Executive Officer and
Chief Financial Officer